Exhibit 10.1

THE SYMBOL “[*]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

SIXTH AMENDMENT TO SUPPLY AGREEMENT

This Sixth Amendment to Supply Agreement (the “Sixth Amendment”) is effective as of the date last signed below (the “Sixth Amendment Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”) and Natera, Inc., having a place of business at 201 Industrial Road, Suite 410, San Carlos, CA 94070 (“Customer”).  Customer and Illumina may be referred to herein as “Party” or “Parties.”

WHEREAS, Illumina and Customer are Parties to a Supply Agreement having an Effective Date of August 16, 2013, and amended on September 18, 2014, September 23, 2015, June 8, 2016, January 3, 2019, and December 18, 2019 (the “Agreement”);

WHEREAS, the Parties are involved in a patent proceeding, Illumina, Inc. v. Natera, Inc., pending in the United States District Court for the Northern District of California, Case No. 18-cv-01662-SI (the “Action”);

WHEREAS, the Parties have agreed to enter into a settlement agreement dismissing the Action with prejudice and to amend the Agreement to grant Customer rights under Illumina’s NIPT Application Specific IP for NIPT Uses;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:

1.Amendments.

i.	The last sentence of Section 3(d) of the Agreement is deleted in its entirety.
ii.	Section 4 of the Agreement is hereby amended by adding the following sentence to the end of Section 4:

For the avoidance of doubt, all patents subject to the Pooled Patents Agreement entered into between Illumina and Sequenom, Inc. as of December 2, 2014, as amended from time to time (including, without limitation, U.S. Patent No. 9,493,831), are included in NIPT Application Specific IP.

iii.	The first sentence of Section 17(a) of the Agreement is deleted in its entirety and replaced with the following:

This Agreement shall commence on the Effective Date and terminate on the date that is ten (10) years after the Sixth Amendment Date, unless otherwise terminated earlier as provided hereunder or extended by mutual written agreement of the Parties.

iv.	Section 17(c)(vi) of the Agreement is deleted in its entirety.

v.	In Section 17(c)(vii) of the Agreement, references to “Third Amendment Date” shall be replaced with “Sixth Amendment Date”.
vi.	Exhibit A to the Agreement is hereby amended as follows:
i.	Exhibit A, Part 1, Section 2 (NIPT Use Rights) is deleted in its entirety and replaced with the following:

NIPT Use Rights.  Subject to the terms and conditions and requirements of this Agreement, Customer’s (a) purchase of Consumables (whether TG Consumables or Non-TG Consumables) under this Agreement, and (b) payment of the NIPT Test Fee confers upon Customer the non-exclusive, non-transferable (except as set forth in this Section 20(f) of this Agreement), personal non-sublicensable  right  [*]  to use those Consumables with Illumina Hardware and Software for NIPT Use, such Consumables and Illumina Hardware and Software to be used in the Country, including without limitation the requirement that Customer uses such Consumables, Illumina Hardware and Software for NIPT Use only with each other and  [*]  .  The Parties agree that the preceding sentence is designed to and does alter the effect of  [*]  .  For clarity, the rights granted above do not extend to the use of any non-Illumina sequencing instruments or consumables. Illumina represents and warrants that it has the right to grant Customer the foregoing rights (including, without limitation, with respect to all patents in the Pooled Patents Agreement entered into between Illumina and Sequenom, Inc. as of December 2, 2014, as amended from time to time).

ii.	Exhibit A, Part 1, Section 3 is hereby amended as follows:
1	The current Exhibit A, Part 1, Section 3.a (Exclusivity) is deleted in its entirety and replaced with the following:

Commitment to Illumina Platform. In exchange for the discounts on Consumables and Illumina Hardware offered to Customer under this Agreement, Customer agrees that, for [*] from Sixth Amendment Date, Customer [*] in the [*] following the Sixth Amendment Date; [*] in the [*] following the Sixth Amendment Date; [*] in the [*] following the Sixth Amendment Date [*]. If Customer, at its discretion, chooses [*] (which choice, for clarity, would not be deemed a breach of the Supply Agreement), then Customer would [*]. Customer will notify Illumina in writing within [*] days of the first date [*], and thereafter, Customer will not be [*]. If Customer has not [*], then Illumina may request from time to time that an authorized officer of Customer provide Illumina with written certification that Customer is, and has been since the Sixth Amendment Date or the last such certification, [*], and Customer will provide such certification. Illumina will waive the [*] and will supply in accordance with [*]. The foregoing [*] is a condition of [*] and does not prevent (and nothing in this Agreement shall be construed to prevent) Customer from using non-Illumina sequencing platforms (but, for clarity, no rights under Illumina Intellectual Property Rights are granted with respect to the use of other sequencing platforms).  For the avoidance of doubt,  [*]  will not, without more, result in  [*]  .

2	The current Exhibit A, Part 1, Section 3.b (TG Consumables for Clinical Use) is deleted in its entirety and replaced with the following:

TG Consumables for Clinical Use.  During the Term, when Customer uses Consumables for NIPT Use or Additional Clinical Use, Customer will use only TG Consumables and Temporary Consumables for NIPT Use and Additional Clinical Use; provided that Customer may additionally use Non-TG Consumables for NIPT Use after providing the notice described below, [*], ( however such Non-TG Consumables will not have TG Consumable attributes such as single lot shipment or extended shelf life).  If Customer intends to transition from TG Consumables to Non-TG Consumables for NIPT Use, Customer shall provide at least  [*]  days written notice to Illumina.  For clarity, Other Clinical Uses would continue to require the use of TG Consumables and Temporary Consumables.  For the avoidance of doubt, the use of Non-TG Consumables as provided in this Section 3.b shall be an exception, with respect to NIPT Use, to any language in this Agreement that states or implies a limitation or restriction to using only TG Consumables or Temporary Consumables for NIPT Use.

iii.	Exhibit A, Part 1, Section 6.a (NIPT Test Fee) is deleted in its entirety and replaced with the following:

(A) From the Effective Date of the Sixth Amendment until October 1, 2020, in consideration for the negotiated discounts on Consumables provided in Exhibit B and the use of Illumina [*] in the field of NIPT Use, and (B) beginning October 1, 2020, and for the remainder of the Term, in consideration for the use of [*] in the field of NIPT Use, Customer agrees to pay Illumina a fee for each test (on a per patient basis) for NIPT Use performed using any Product purchased under this Agreement where the result is reported (by Customer or another party) to a patient, doctor, other authorized person or referring laboratory (“NIPT Test Fee”). For clarity, [*]. The NIPT Test Fee will apply whenever Customer uses Product to perform any portion of a NIPT or test for NIPT Use, irrespective of whether a third party performs a portion of the NIPT or test on Customer’s behalf and irrespective of whether the Customer has invoiced or received payment for the NIPT. For the avoidance of doubt, and without limitation, Customer will owe a NIPT Test Fee if Customer uses the aforementioned Products and products to sequence, in whole or in part for an NIPT or test for NIPT Use, nucleic acids present in the cell-free fraction of maternal blood or maternal blood components, and then another party analyzes the data generated from such sequencing. Until September 30, 2020, the NIPT Test Fee will be [*] multiplied by the number of tests for NIPT Use performed (in whole or in part) by Customer in that quarter. Beginning October 1,

2020, the NIPT Test fee shall be determined by the schedule set forth below.  Illumina represents and warrants that   [*]  .

TEST FEE SCHEDULE

The NIPT Test Fee will be assessed [*], [*] following the [*] of each calendar year and [*] following the [*] of each calendar year, for the purpose of determining the NIPT Test Fee applicable for the [*], according to the following table.

Annualized NIPT Test Volume	Initial NIPT Test Fee	NIPT Test Fee after Reduction Event*
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

*This column, having reduced NIPT Test Fees at certain volume tiers, applies only if  [*]  .

iv.	Exhibit A, Part 4 is hereby amended as follows:
1	In Section 7, references to “Third Amendment Date” shall be replaced with “Sixth Amendment Date”.
2	The following sentence is added to the end of Section 8.a.ii:

For clarity,  [*]  will not incur Revenue Share obligations if  [*].

3	Section 8.a.iii is deleted in its entirety and replaced with the following:

[*]  ([*]) of Customer’s Revenue for Natera IVD Kits and  [*] ([*]) of Customer’s Revenue for Subject Tests (“Revenue Share”).

4	Section 8 is amended to add a new section 8.e as follows:

Illumina hereby provides Customer with a  [*]  ($[*]) capital expenditure credit applicable to the purchase of Illumina Hardware for use in oncology and organ transplant monitoring product development. In addition, Illumina shall provide Customer with in-kind contributions of  [*]  to offset up to  [*]% of Customer’s expenses for new oncology product development (including, without limitation, Consumables, site fees, investigator fees, FTEs, etc.) on the Illumina platform and comparison studies and evidence development (with respect to those oncology products) including, without limitation, clinical studies with biopharmaceutical partners, through  [*] , up to a cumulative cap of  [*]  ($[*]) (based on Customer’s then current price for such Consumables, after giving effect to applicable discounts).  Customer will provide Illumina with such documentation relating to these expenses as Illumina may reasonably request from time to time.  The Parties will in good faith negotiate the timing of the disbursement of such Consumables.  For clarity, in no event will the Consumables provided by Illumina as contemplated in this Section 8.e be used by Customer for NIPT Use.

5	Section 9 is added as follows:

All rights granted to Customer to develop Natera IVD Kits will expire on  [*].  However, Customer may continue developing any Natera IVD Kits for which  [*]  , and may commercialize those Natera IVD Kits after that date under the financial terms provided in Section 8, subject to Illumina’s continued commercialization of the relevant Illumina Hardware and Consumables.  For clarity, Customer may also continue commercializing Natera IVD Kits that were developed before  [*]  , under the financial terms provided in Section 8.  Illumina will have no further obligations with respect to Natera IVD Kits after  [*]  .  For clarity, the foregoing sentence shall not affect Illumina’s general support obligations to its customers who purchase Illumina Hardware and Consumables used with Natera IVD Kits that Illumina continues to commercialize after  [*]  , as agreed to between Illumina and such customers.

v.	Exhibit B to the Agreement is hereby deleted in its entirety and replaced by the new Exhibit B set forth on Attachment 1 hereto.
vi.	Section 2 of the Fourth Amendment is deleted in its entirety.

2.No License. For the avoidance of doubt, except as otherwise expressly set forth herein, no license of other right is being granted in this Sixth Amendment under or to use any Application Specific IP or Other IP.

3.Entire Agreement. Except as expressly stated herein, this Sixth Amendment does not alter any term or condition of the Agreement. This Sixth Amendment represents the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the Parties regarding the subject matter hereof.

4.Reference to Agreement. On and after the Sixth Amendment Date, each reference in the Agreement to “this Agreement”, “hereunder”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified by this Sixth Amendment.

5.Governing Law. This Sixth Amendment and performance by the Parties hereunder shall be construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws.

6.Counterparts. This Sixth Amendment may be executed in one or more counterparts, and each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

[Signature page follows directly]

IN WITNESS WHEREOF, the Parties hereto acknowledge and agree to the terms and conditions of this Sixth Amendment and have caused this Agreement to be executed by their respective duly authorized representatives to be effective as of the Sixth Amendment Date.

Natera, Inc.		Illumina, Inc.

By:	/s/ John Fesko	By:	/s/ Mark Van Oene

Name:	John Fesko	Name:	Mark Van Oene

Title:	Chief Business Officer	Title:	Chief Commercial Officer

Date:	5/18/20	Date:	May 8, 2020

ATTACHMENT 1

EXHIBIT B

Only the Products listed on this Exhibit B are subject to purchase under this Agreement.

The following pricing schedule replaces and supersedes all conflicting pricing terms in this Agreement. Notwithstanding anything to the contrary, no additional discounts shall apply unless otherwise specified by Illumina at a later date. Nothing in this Exhibit B may be construed as an obligation on Illumina to continue selling the Products for the duration of the Term.

[*] Consumables:

Until [*], Natera’s prices for the [*] consumable Products specified in Table 1 (the “Legacy Products”) are listed in Table 1. Until [*] , Natera’s price for Legacy Products will be the base price listed in Table 1 without any discount; provided that, beginning [*] , if Customer achieves Total Spend above $[*], an additional [*] , [*] , or [*] discount will apply corresponding to the Total Spend amount specified in Table 1 below.

“Total Spend” is determined quarterly at the first day of each calendar quarter (i.e., January 1, April 1, July 1, October 1), and equals (1) the total amount (minus freight, taxes, and any product credits or offsets) Illumina has invoiced Customer for shipments of all Products delivered to Customer during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Products purchased under this Agreement and Products purchased from Illumina outside of this Agreement, (2) the total amount Illumina has invoiced customer for Services during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Services purchased under this Agreement and Services purchased from Illumina outside of this Agreement; and (3) the total amount of NIPT Test Fees paid by Customer to Illumina during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement.

Table 1:

			[*]	[*]	[*]
Legacy Product Part #	Description	Base Price	Total Spend [*]	Total Spend [*]	Total Spend [*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]

After [*] , Customer’s prices for Legacy Products will be Illumina’s then-current list price for each such Legacy Product less the volume-based discount listed in Table 3 below (in the column designated with the asterisk and specified as “S1, S2, SP Discount for [*] ”).

[*] Consumables:

Customer’s prices for the [*] consumable Products specified in Table 2 below will be the then-current list price for each such Product less the discount listed in Table 3 below corresponding to the applicable Overall Sequencing Consumable Spend and the aggregate number of [*] purchased by Customer from Illumina.

“Overall Sequencing Consumable Spend” is determined quarterly at the first day of each calendar quarter (i.e., January 1, April 1, July 1, October 1), and equals the total amount (minus freight, taxes, and any product credits or offsets) Illumina has invoiced Customer for shipments of all Sequencing Consumables delivered to Customer during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Sequencing Consumables purchased under this Agreement and Sequencing Consumables purchased from Illumina outside of this Agreement. Overall Sequencing Consumable Spend does not include, by way of example, amounts invoiced for array products, Test Fees, Services, or Hardware.

“Sequencing Consumable” means a Consumable directed for use on an Illumina sequencing instrument.

Table 2:

[*] Consumables Part Number	Product Name	Current List price
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

Table 3:

	[*]		[*]
Overall Sequencing Consumable Spend	S1, S2, SP Discount*	S4 Discount	S1, S2, SP Discount	S4 Discount
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]

* As specified above, this column of volume discounts will also dictate the discount off of then-current list price for Legacy Products after [*], corresponding to the applicable Overall Sequencing Consumable Spend.

[*]:

Customer’s price for the following Product will be the price specified in Table 4 below:

Table 4:

Description	Natera Price
[*]	[*]

Quotations:

Illumina will provide Customer quarterly quotations referencing the prices at which Customer may purchase the above Products during the applicable quarter, which prices will reflect the then-current list price less the discounts specified above. Each such quote is valid only for the applicable quarter. Customer acknowledges that Illumina’s ability to provide quarterly quotations is dependent upon Customer adhering to the forecasting and Purchase Order requirements specified in the Agreement, and therefore Illumina’s requirement to provide quarterly quotations is contingent upon Customer adhering to those requirements. If Customer does not adhere to those requirements, in addition to Illumina’s other rights and remedies, Illumina may instead provide annual quotations in February of each year.